PRESS RELEASE

Acquisitions Contact:	Financial Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480-998-3478 markengstrom@htareit.com	Kellie S. Pruitt Chief Financial Officer Healthcare Trust of America, Inc. 480-998-3478 kelliepruitt@htareit.com

Healthcare Trust of America, Inc. Announces the Acquisition of Two Medical Office Buildings in
Tennessee for $23,370,000

Scottsdale, Arizona (March 31, 2011) – Healthcare Trust of America, Inc. (“HTA”), a fully integrated, self-administered, self-managed real estate investment trust, announced the acquisition of two medical office buildings in Bristol, Tennessee (the “ Holston Portfolio”) for approximately $23,370,000.

The Holston Portfolio totals approximately 120,000 square feet and consists of the Sapling Grove Professional Building and the Bristol West Medical Office Building. Both buildings are anchored by Holston Medical Group (“HMG”), a dominant multi-specialty medical group in the Tri-Cities area of Tennessee. With an average remaining lease term of approximately seven years, the multi-tenant portfolio is approximately 99% leased. As part of this transaction, HMG executed new 10-year triple-net leases for approximately 77,000 square feet.

The Sapling Grove Professional Building is located adjacent to the campus of the Wellmont Health System’s Bristol Regional Medical Center (“BRMC”), and the Bristol West Medical Office Building is located less than one mile from the BRMC. Headquartered in Kingsport, TN, Wellmont Health System (Fitch: BBB+) employs more than 6,500 people and is a premier healthcare provider in Northeast Tennessee and Southwest Virginia with eight full-service hospitals.

HTA partnered with the Wellmont Health System in 2008 when it acquired 11 of its medical office assets.

“This acquisition expands our existing relationship with the dominant health system and medical group in the region, and increases our Tennessee portfolio to approximately 440,000 square feet,” stated Mark D. Engstrom, Executive Vice President of Acquisitions for HTA. “By partnering with Wellmont Health System and the Holston Medical Group, we continue to enhance the quality and stability of our portfolio through strong healthcare industry relationships.”

For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. is a fully integrated, self-administered, self-managed real estate investment trust. Since its formation in 2006, HTA has made 78 geographically diverse acquisitions valued at approximately $2.23 billion based on purchase price, which includes 242 buildings and two other real estate-related assets. HTA’s portfolio totals approximately 11.1 million square feet and includes 218 medical office buildings, ten hospitals, nine skilled nursing and assisted living facilities and five healthcare-related office buildings located in 25 states.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to HTA.  Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.  These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of the buildings acquired; the strength and financial condition of the tenants; uncertainties relating to the local economies of the markets in which the buildings are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s real estate investment strategy; and other risk factors as outlined in HTA’s periodic reports, as filed with the Securities and Exchange Commission.